Exhibit 4(b)(8)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                     $______________

No. FL-___                                                     CUSIP # _________

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

               PRINCIPAL PROTECTED SECTOR SELECTOR NOTES DUE 2008
             LINKED TO A BASKET OF U.S. SECTOR EXCHANGE TRADED FUNDS

Interest Rate: *

Original Issue Date:    ________________        Redeemable On and After:    ___

Maturity Date:          ________________        Optional Repayment Date(s): ___

Minimum Denominations:  $1,000, increased in multiples of $1,000

* The Company will not make any periodic payments of interest or any other payments on the Notes, until maturity. At maturity, the Company will pay the principal amount of the Notes plus a Variable Return Amount, if the Variable Return Amount is greater than zero.

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on the Maturity Date shown above plus the Variable Return Amount (as defined below), if any, on the Maturity Date shown above.

            Payment of the principal on this Note and the Variable Return Amount, if any, shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The principal hereof and the Variable Return Amount, if any, due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                        THE BEAR STEARNS COMPANIES INC.


                                        By:
                                            ------------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer

ATTEST:



-------------------------
Secretary

[Corporate Seal]

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        JPMORGAN CHASE BANK, as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

               PRINCIPAL PROTECTED SECTOR SELECTOR NOTES DUE 2008
             LINKED TO A BASKET OF U.S. SECTOR EXCHANGE TRADED FUNDS

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

VARIABLE RETURN AMOUNT

            On the Maturity Date, a Variable Return Amount (as defined below), if any, shall be paid. The Variable Return Amount shall be linked to the performance of a basket consisting of the following ten U.S. sector exchange traded funds issued by iShares Trust(R), whose values are based upon ten U.S. sector equity market indices compiled by Dow Jones & Company, Inc. ("Dow Jones"): Basic Materials, Consumer Cyclical, Consumer Non-Cyclical, Energy, Financial, Healthcare, Industrial, Technology, Telecommunications, and Utilities (collectively, the "Sector ETFs").

            The "Variable Return Amount" with respect to the Notes shall be calculated as follows:

On each Observation Date (as defined below), the Performance Rate (as defined below) for each Sector ETF remaining in the basket will be calculated (as described below).

The individual Sector ETF in the basket which has the most positive or least negative percentage change since the issue date will be selected and used to establish the Performance Rate for that Observation Date. Once the performance of an individual Sector ETF has been used on an Observation Date, such Sector ETF will then be removed from the basket and will not be utilized in the calculation of Performance Rates for any subsequent Observation Date.

On the valuation date, which will normally be the third Business Day prior to the Maturity Date (the "Valuation Date"), the Variable Return Amount will equal the average of the ten Sector ETF Performance Rates selected during the five-year term of the Notes. The Variable Return Amount will then be multiplied by the principal amount of this Note to determine the amount such Holder will receive on the Maturity Date.

The average performance will be calculated on the Valuation Date by adding the ten selected Performance Rates, dividing the sum by the number of Sector ETFs that comprised the basket (ten); provided, however, that in no event will the Variable Return Amount be less than zero. If the Variable Return Amount is zero, Holders will be paid only the principal amount of their Notes. The "Performance Rate" shall equal:

            (Reference Value - Initial Value)
            ---------------------------------
                      Initial Value

; the "Reference Value" shall equal the Closing Value (as defined below) of each of the Sector ETFs that comprise the basket on each Observation Date or, if that day is not a Business Day (as defined below), on the next Business Day; the "Observation Date" shall occur semi-annually, commencing with the first Observation Date on _____________ and on the ____ of each _______ and _______ thereafter until the last Observation Date, which will be __________________, subject to the following Business Day convention; for the first Observation Date, the "Initial Value" shall equal the Closing Value of each of the Sector ETFs on ________________; "Closing Value" shall equal the closing price of each of the Sector ETFs on the American Stock Exchange ("AMEX") on such Observation Date; "Business Day" shall mean a day, as determined by Bear, Stearns & Co. Inc. (the "Calculation Agent", which term includes any successor thereto), on which the New York Stock Exchange, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a Market Disruption Event) (as defined below)) and the Sector ETFs' values are calculated and published; and the Calculation Agent may, in its sole discretion, add to or delete from the definition of "Business Day" any major U.S. exchange or market that commences or ceases to serve as a primary exchange or market upon which a Sector ETF underlying the basket trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Sector ETFs trades. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on the Company and the beneficial owners of the Notes, absent manifest error.

MARKET DISRUPTION EVENTS

            If there is a Market Disruption Event on any Observation Date, the Observation Date will be the first succeeding Business Day on which there is no Market Disruption Event, unless there is a Market Disruption Event on each of the five Business Days following the original date that, but for the Market Disruption Event, would have been the Observation Date. In that case, the fifth Business Day will be deemed to be the Observation Date, notwithstanding the

Market Disruption Event and the Calculation Agent will determine the Performance Rate for each of the Sector ETFs as of the close of trading on the AMEX (the "Valuation Time") on that fifth Business Day in accordance with the formula for and method of calculating the Performance Rate of the Sector ETFs in effect prior to the Market Disruption Event using the Performance Rate of each Sector ETF (or, if trading in such Sector ETFs has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the Performance Rate that would have prevailed but for such suspension or limitation) as of the Valuation Time on that fifth Business Day.

            A "Market Disruption Event" means, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of any of the following events with respect to one or more of the Sector ETFs, the corresponding Dow Jones US Sector Indices (each, a "Dow Jones Index") or any successor or substitute indices, or the stocks that comprise 20% or more of the Sector ETFs, the corresponding Dow Jones Indices or any successor or substitute indices, collectively referred to herein as the "Affected Securities":

            o a suspension, absence or material limitation of trading in the Affected Securities on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion, or

            o a breakdown or failure in the price and trade reporting systems of the respective primary markets on which the Affected Securities are traded, as a result of which the reported trading prices for the Affected Securities, during the last one-half hour before the close of trading in that market, are materially inaccurate, or

            o a suspension, absence or material limitation of trading in option or futures contracts relating to the Affected Securities, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion, or

            o if the Affected Securities or option or futures contracts relating to the Affected Securities, if available, do not trade on what were the respective primary markets for those Affected Securities or contracts, as determined by the Calculation Agent in its sole discretion.

The following events will not be Market Disruption Events with respect to Affected Securities:

            o a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

            o a decision to permanently discontinue trading in the option or futures contracts relating to the Affected Securities.

Any limitations on trading during significant market fluctuations under the New York Stock Exchange Rule 80A, or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent, will constitute a suspension or material limitation of trading in the Affected Securities in that primary market. For this purpose, an "absence of trading" in the primary markets of the Affected Securities, or on which option or futures contracts relating to any of the Affected Securities, are traded will not include any time when such primary markets are closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in the Affected Securities or in option or futures contracts relating to the Affected Securities, if available, in the primary markets for those Affected Securities or those contracts, by reason of (i) a price change exceeding limits set by such markets, (ii) an imbalance of orders relating to the Affected Securities or those contracts, or (iii) a disparity in bid and ask quotes relating to the Affected Securities or those contracts, will constitute a suspension or material limitation of trading in the Affected Securities or those contracts in that primary market.

DISCONTINUANCE OF THE SECTOR ETFS

            If any of the Sector ETFs is de-listed from the AMEX or ceases to be issued by iShares Trust(R) prior to removal from the basket, the Calculation Agent shall, in its sole discretion, substitute a corresponding Dow Jones Index compiled by Dow Jones or other successor or substitute sector index for the discontinued Sector ETF, and such corresponding, successor or substitute sector index will be substituted for the discontinued Sector ETF for purposes of the definitions set forth above.

            If the corresponding Dow Jones Index ceases to be compiled by Dow Jones and Dow Jones or another entity compiles a successor or substitute sector index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones Index, then the Calculation Agent will substitute the successor or substitute sector index as calculated by Dow Jones or such other entity for the discontinued Dow Jones Index. Upon any selection by the Calculation Agent of a corresponding, successor or substitute sector index, the Calculation Agent will cause notice to be furnished to the Company and the Trustee, who will provide notice of the selection of the corresponding, successor or substitute sector index to the registered holders of the Notes. If the Calculation Agent determines that any successor or substitute sector index is discontinued and there is no successor or substitute sector index, or that the level of any successor or substitute sector index is not available on the Observation Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Variable Return Amount on the Valuation Date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Sector ETFs. If the Calculation Agent determines that any successor or substitute sector index, the stocks comprising any successor or substitute sector index or the method of calculating any successor or substitute sector index is changed at any time in any respect, including any addition, deletion or substitution and any reweighting or rebalancing of the index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason, then the Calculation Agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the Performance Rates used to determine the Variable Return Amount payable on the Maturity Date are equitable. If corresponding, successor or substitute sector indices are selected or the Calculation Agent calculates a value as a substitute for the Sectors ETFs as described above, the corresponding, successor or substitute sector indices or value will be substituted for the Sector ETFs for all purposes, including for purposes of determining whether a Business Day or Market Disruption Event occurs.

GENERAL

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). If no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to maturity. On and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note and the Variable Return Amount, if any, with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Variable Return Amount, if any, payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ------------------------------------

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           -           as tenants in common

TEN ENT           -           as tenants by the entireties

JT TEN            -           as joint tenants with right of survivorship and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________ Custodian ____________________
                                     (Cust)                       (Minor)
                                      Under Uniform Gifts to Minors Act

                              __________________________________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.

                      ------------------------------------

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations -- 15th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_________________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) of the Notes to be issued to the Holder for the portion of this Note that will be issued for the portion not being repaid):

Date:___________________                ________________________________________
                                        Note: The signature to this Option to
                                        Elect Repayment must correspond with the same as written upon the face of this
                                        Note in every particular without
                                        alteration or enlargement.

                      ------------------------------------

                                   ASSIGNMENT
                                   ----------

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________       ____________________________________________


____________________________________
        (Signature Guarantee)